Exhibit 8(u)(i)
AMENDMENT
THIS AMENDMENT (“Amendment”) effective as of January 12, 2006 is made and entered into by and among Annuity Investors Life Insurance Company (“Company”), The Timothy Plan Variable Series (“Fund”) and Timothy Partners, Ltd. (“Advisor” and “Distributor”) and is intended to form a part of that certain Participation Agreement (“Agreement”) effective as of May 1, 1998 to which it is attached.
For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:
1.	Exhibit C is deleted and replaced in its entirety and replaced with the attached Exhibit C.

2.	Article 3 .3(c) of the Agreement dated May 1, 1998 is deleted in its entirety and replaced with the following:
(c)	Authorized Persons. The following persons are each duly authorized to act on behalf of the Company and the Account under this Agreement. The Fund, Advisor and Distributor are entitled to conclusively rely on verbal or written instructions that Advisor or Distributor reasonably believes were originated by anyone of said persons. The Company shall inform Advisor and Distributor of additions to or subtractions from this list of authorized persons pursuant to Section 13, hereof:

Chris Accurso	Stanley Poon
Brian Sponaugle	Rob Earle
Marguerita Steele	Geoffrey Broughton
(The Remainder of This Page Has Been Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first written.
ANNUITY INVESTORS LIFE INSURANCE COMPANY

By:	/s/ [illegible signature]

Its: Vice President
TIMOTHY PARTNERS, LTD. – ADVISOR

By:	/s/ [illegible signature]

Its: President
TIMOTHY PARTNERS, LTD. – DISTRIBUTOR

By:	/s/ [illegible signature]

Its: President
THE TIMOTHY PLAN VARIABLE SERIES

By:	/s/ [illegible signature]

Its: President

Schedule C
Persons Authorized to Act on Behalf of Annuity Investors Life Insurance Company
          The Fund, the Underwriter and their respective agents are authorized to rely on instructions from the following individuals on behalf of Annuity Investors Life Insurance Company:

Christ Accurso	/s/ Chris Accurso

Brian Sponaugle	/s/ Brian Sponaugle

Marguerita Steele	/s/ Marguerita Steele

Stanely Poon	/s/ Stanely Poon

Rob Earle	/s/ Rob Earle

Geoffrey Broughton	Geoffrey Broughton